ZipRealty ZipRealty Stock Option Exchange Stock Option Exchange Program Program Exhibit (a)(1)(E)

Why an exchange?
Employee Retention
• A considerable number of Zip Option Holders have stock options that are “underwater” – this means the stock options have a strike price higher than the current market value of Zip common stock
• ZipRealty is committed to retaining the very best employee talent in the industry, providing meaningful incentives, and aligning employee and stockholder interests
• The Board of Directors approved an employee stock exchange program, which is an effective way to retain and motivate employees, and align stockholder and employee interests

Exchange Program
Eligibility: All active employees who have stock options priced above $4.59
Exchange Currency: New stock options
Exchange:
• For eligible options with an exercise price between $4.59 to $7.99, 3 eligible options exchanged for 2 new options
• For eligible options with an exercise price of $8.00 and higher, 2 eligible options exchanged for 1 new option
Participation: Voluntary and separate elections must be made for each grant above $4.59
New Vesting: 3 year monthly vesting for new options received in the exchange
New Term: Seven years
Deadline for Exchange: 9:00PM Pacific Time on 7/24/09 (unless offer period is extended to later date)
Replacement Options: Granted on the day the Tender Offer closes, which we expect will be 7/24/09 and with an exercise price of the Fair Market Value (FMV) at close of that day
* This is a summary of key terms – specific and governing terms are contained in the Tender Offer
Statement (Schedule TO), including all exhibits, and any subsequent amendments, if any

Eligibility
Who is eligible to participate?
• All employees who hold stock options with a strike price above
$4.59
• Employees who are continuously employed through the offer
closing date and the date the new options are granted
What is excluded?
• Options that have already been exercised or cancelled
• Options with an exercise price at $4.58 and below

Exchange Examples
In all cases you will receive fewer new options.
Fractional Shares: The $7.75 and $6.50 examples resulted in fractional shares exchanged
(666.66), in this case, since the fractional shares are greater than one-half a share, the number of replacement options is rounded up to a full number.

How do I accept exchange?
Log on to the offer website at
https://ziprealty.equitybenefits.com,
and
make your election by the deadline of July 24, 2009, at 9:00PM Pacific
Time
If the offer is extended, you will be notified of the new deadline

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Option Exchange Program
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FAQs
Make My Election
You elected to exchange SOME of your Options.
Need Help?
Change Your Password

Website Information: https://ziprealty.equitybenefits.com

ZIP REALTY

Your home is where our heart is.

Option Exchange Program
[illegible]
Closes July 24th, 2009 at 9pm Pacific Time

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Make My Elections (Step 1 of 4)

Indicate your decision to tender one or more of your Eligible Options identified below for exchange for New Option by selecting the "Yes" choice in the Election column.

If you do not want to tender one or more of your Eligible Options for exchange, select "No" choice in the Election column for those particular options.

If you do not select the "Yes" choice with respect to an Eligible Option, your election with respect to that option will default to "No". In that event, the Eligible Option will not be exchanged.

The term "option" is used both to refer to a "grant" and a "share subject to a grant". If you tender an Eligible Option, you must tender the entire Eligible Option (all of the outstanding/unexercised shares subject to the option); you may not tender only a portion of an Eligible Option. If you hold more than one Eligible Option, you may tender some or all of your Eligible Options.

Reminder

Before making your election, please ensure that you have reviewed and understand the documents that constitute this offer:

- Offer to Exchange
- FAQs
- Employee Presentation Materials
- Schedule TO - Tender Offer Statement

Breakeven Calculator

Eligible Option							New Option			
Grant Number	Type*	Grant Date	Expiration Date	Price ($)	Shares Outstanding	Vested Shares as of 7/1/09	Type	Shares	Shares Vested	Election
usertest1	ISO	09/12/07	09/12/17	$6.68	400	199	NQ	267	0	(•) Yes ( ) No
usertest2	ISO	12/11/07	12/10/17	$4.79	200	87	NQ	133	0	(•) Yes ( ) No
usertest3	ISO	03/11/08	03/10/18	$5.49	200	74	NQ	133	0	( ) Yes (•) No
usertest4	ISO	05/21/08	05/20/18	$4.97	200	62	NQ	133	0	( ) Yes (•) No

* Option type ISO/NQ reflects an option split between the incentive stock option and the nonqualified stock option because the original grant exceeded the $100,000 limit on incentive stock options. Shares outstanding reflect the total amount of the grant without regard to the split.

Need Help?

Contact the stock plan services group at (400) [redacted] zip@[illegible] if you have questions about how to make an election. If you have questions about whether or not to

Cancel | Submit My Election

Website Information: https://ziprealty.equitybenefits.com

Expected Timeline
Date* Action
6/26 Proxy materials and Tender Offer filed with SEC
E-mail announcement to eligible employees on exchange
program
6/29, 7/1, 7/7 Employee meetings to review the exchange program
7/24 Last day for employees to elect to participate in stock exchange program (elections must be made by 9:00PM
Pacific Time)
New stock options granted with a strike price equal to the
closing price of Zip common stock
*Dates subject to change if offering period is extended

Questions?
1) What do I have to do to participate?
Log on to website before 9:00PM Pacific Time on 7/24 and elect to exchange. Print confirmation of your election for your records.
2) What if I elect to participate but then change my mind before the
7/24 deadline?
You can change your election any time between now and the close of the exchange program, however you cannot make any changes after the program closes.
3) Why can’t I just be granted additional options?
For a variety of reasons. Including stock dilution, number of available options to grant, and applicable accounting charges, the Board decided to adopt an Exchange Program.

Questions?
4) Is there any tax consequence to my participation in the exchange program?
If you exchange eligible options for new options, you will not be required to recognize income for U.S. federal tax income purposes at the time of the exchange or date of new grant. With regard to the new options, all new options will be treated as nonqualified stock options.
– If you hold Incentive Stock Options, you should discuss with your tax and financial advisor.
– When you log into the Option Exchange website to review your stock option holdings, there will be a notation indicating whether any stock options you hold are Incentive
Stock Options.
5) Can I exchange options that I have already exercised?
No - options that have been exercised are no longer options (they are now shares) and not included in the exchange program.
6) Can I partially exchange an outstanding option grant?
No - you can only exchange entire grants. If an option grant is partially vested and partially unvested, you cannot choose to exchange only the unvested portion.

Questions?
7) Are the exchanged options canceled and new options granted on the same date?
Yes.  We expect to cancel the tendered eligible options and grant the new options on July 24, 2009, unless the program is extended.
8) What happens if I do nothing?
If you do not submit your options to be exchanged by the deadline, then the stock options that you currently hold will remain unchanged with their original exercise price and original terms.
9) How should I decide if I should participate in the exchange program?
There is no guarantee of our future stock performance and the program does carry risk. The decision to participate is an individual one and will depend, in part, on your assumptions about the future overall economic environment, the performance of the overall market and our own business and stock price.  You should discuss these matters with your financial advisors.

Considerations
• Deciding whether to participate in the exchange program is a personal one
• Among the factors to keep in mind:
– Current vesting schedule and the number of shares of your eligible options that are vested
– Expiration date of your eligible options
– Evaluate the likelihood that the exercise price of your eligible options will provide you with a reasonable return
– Review the Risk Factors described in the Offer To Exchange
– Consult with your financial, tax, and legal advisors

Considerations
• This presentation is for informational purposes only
• Neither ZipRealty, nor anyone acting on Zip’s behalf make any recommendation as to whether or not you should participate in the
Option Exchange Program
• Please read carefully all of the Option Exchange Program documents –
available on the website at https://ziprealty.equitybenefits.com
• You are encouraged to consult with your personal financial, legal and/or tax advisors and understand the risks before making a decision about whether to participate

Resources Offer website (FAQs, program information, SEC filings, where to make your election): https://ziprealty.equitybenefits.com Other Questions: zip@sos-team.com